UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 4, 2022

DIGITAL REALTY TRUST, INC.

DIGITAL REALTY TRUST, L.P.

(Exact name of registrant as specified in its charter)

Maryland	001-32336	26-0081711
Maryland	000-54023	20-2402955
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5707 Southwest Parkway, Building 1, Suite 275 Austin, Texas	78735
(Address of principal executive offices)	(Zip Code)

(737) 281-0101

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	DLR	New York Stock Exchange
Series J Cumulative Redeemable Preferred Stock	DLR Pr J	New York Stock Exchange
Series K Cumulative Redeemable Preferred Stock	DLR Pr K	New York Stock Exchange
Series L Cumulative Redeemable Preferred Stock	DLR Pr L	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Digital Realty Trust, Inc.:	Emerging growth company	☐
Digital Realty Trust, L.P.:	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Digital Realty Trust, Inc.:	☐
Digital Realty Trust, L.P.:	☐

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 4, 2022, the Compensation Committee of the Board of Directors of Digital Realty Trust, Inc. (the “Company”) granted each of our named executive officers (the “executives”) an award of performance-based Class D profits interest units (“Class D Units”) of Digital Realty Trust, L.P. (the “Operating Partnership”), as set forth below (collectively, the “awards”). The awards were granted under the Digital Realty Trust, Inc., Digital Services, Inc. and Digital Realty Trust, L.P. 2014 Incentive Award Plan, as amended (the “Plan”). The material terms and conditions of the awards are described below.

General. Pursuant to the awards, each executive is eligible to vest in a number of Class D Units ranging from 0% to 100% of the total “base” Class D Units granted, based on the attainment of specified performance metrics relating to core funds from operation (“Core FFO”) during the three-year period commencing on January 1, 2022 and ending on December 31, 2024 or, if earlier, ending on the date on which a change in control (as defined in the Plan) occurs (the “Performance Period”), subject to the executive’s continued service. Class D Units are subject to the applicable terms and conditions of the Nineteenth Amended and Restated Agreement of Limited Partnership of the Operating Partnership (as amended, the “Partnership Agreement”).

The number of “base” Class D Units granted to the named executive officers are set forth in the following table:

Name and Principal Position	Number of Class D Units Subject to Award
A. William Stein	52,666
Chief Executive Officer
Andrew P. Power	21,588
President & Chief Financial Officer
Gregory S. Wright	17,990
Chief Investment Officer
Erich J. Sanchack	9,910
Chief Operating Officer
Christopher Sharp	8,618
Chief Technology Officer

Performance Vesting. In the event that the Company achieves Core FFO per share during the Performance Period at the “threshold,” “target” or “high” level as specified in the applicable award agreement, the “base” Class D Units will become performance-vested with respect to a percentage of such units, as follows:

Performance Vesting Percentage*
Below “Threshold Level”	0%
“Threshold Level”	25%
“Target Level”	50%
“High Level”	100%

*If performance falls between the levels specified above, the performance vesting percentage will be determined using straight-line linear interpolation between such levels.

With respect to each award of Class D Units, an additional number of Class D Units subject to the award (the “distribution equivalent units”) having a value equal to the dividends that would have been paid during the Performance Period on the shares of common stock corresponding to the base units that become performance-vested (less any actual distributions made with respect to such units) will vest in full as of the completion of the Performance Period. For purposes of calculating the number of distribution equivalent units, the dividend amount will be adjusted (plus or minus) to reflect the gain or loss on such amount had the dividends been reinvested in common stock of the Company on the applicable payment date.

Following the completion of the Performance Period, the Plan administrator will determine the number of Class D Units (and corresponding distribution equivalent units) that have become performance-vested. Upon the completion of the Performance Period, any performance-vested Class D Units will become fully vested and cease to be subject to forfeiture with respect to 50% of such units on February 27, 2025 and with respect to the remaining 50% of such units on February 27, 2026, subject to the executive’s continued service through the applicable vesting date.

Change in Control. In the event of a change in control of the Company, all then-outstanding performance-vested Class D Units (if any), including any Class D Units that become performance-vested in connection with the change in control, will become fully vested and cease to be subject to forfeiture as of the date of the change in control, subject to the executive’s continued service until at least immediately prior to the change in control.

Certain Terminations of Service. Except as otherwise described below, any Class D Units that have not fully vested as of the date on which an executive’s service terminates for any reason will be cancelled and forfeited by the executive.

If an executive’s service terminates due to disability (or, with respect to each executive who is not a party to an Executive Severance Agreement with the Company, due to such executive’s death)  prior to the completion of the Performance Period, the award will remain outstanding and eligible to become performance-vested in accordance with the performance vesting schedule described above, and any Class D Units that become performance-vested as of the completion of the Performance Period will be fully vested at such time. Any Class D Units that do not become fully vested will be cancelled and forfeited upon the completion of the Performance Period.

For each executive who is a party to an Executive Severance Agreement with the Company, if such executive’s service terminates due to his death prior to the completion of the Performance Period, then (i) if such termination occurs on or prior to the second anniversary of the  grant date, the award will become fully vested with respect to the number of Class D Units that would have become performance-vested as of the completion of the Performance Period at the “target” level and (ii) if such termination occurs after the second anniversary of the grant date, the award will remain outstanding and eligible to become performance-vested in accordance with the performance vesting schedule described above, and any Class D Units that become performance-vested as of the completion of the Performance Period will be fully vested at such time. Any Class D Units that do not become fully vested will be cancelled and forfeited upon the completion of the Performance Period.

If an executive’s service is terminated by the Company or an affiliate thereof other than for “cause” or by the executive for “good reason” (or, with respect to each executive who is not a party to an Executive Severance Agreement with the Company, due to such executive’s “retirement”) (each such term as defined in the applicable award agreement), in any case, prior to the completion of the Performance Period, the award will remain outstanding and eligible to become performance-vested in accordance with the performance vesting schedule described above, and the number of Class D Units that vest in full upon the completion of the Performance Period will be determined on a pro rata basis, based on the number of days that the executive was employed during the Performance Period. Any Class D Units that do not become fully vested will be cancelled and forfeited upon the completion of the Performance Period.

For each executive who is a party to an Executive Severance Agreement with the Company, in the event of such executive’s “retirement” prior to the completion of the Performance Period, if the Company either (A) fails to offer the executive a “consulting agreement” (as defined in the applicable award agreement) immediately following the executive’s retirement, or (B) enters into a consulting agreement with the executive and then terminates the consulting agreement and the consulting relationship established thereby without “cause” (as defined in the consulting agreement), the award will remain outstanding and eligible to become performance-vested in accordance with the performance vesting schedule described above, and any Class D Units that become performance-vested as of the completion of the Performance Period will be fully vested at such time. Any Class D Units that do not become fully vested will be cancelled and forfeited upon the completion of the Performance Period.

If, after the completion of the Performance Period, an executive’s service is terminated due to the executive’s death or disability, by the Company or an affiliate thereof other than for cause, by the executive for good reason or due to the executive’s retirement, in any case, any outstanding performance-vested Class D Units will vest in full upon such termination.

The foregoing description of the awards is qualified in its entirety by the full text of the award agreements, the forms of which  will be filed as exhibits to the Company’s and the Operating Partnership’s combined Quarterly Report on Form 10-Q for the quarter ending March 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: March 10, 2022

Digital Realty Trust, Inc.

By:	/s/ JEANNIE LEE
Jeannie Lee
Executive Vice President, General Counsel

Digital Realty Trust, L.P.

By:	Digital Realty Trust, Inc.
Its general partner

By:	/s/ JEANNIE LEE
Jeannie Lee
Executive Vice President, General Counsel